THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES
EXHIBIT 21
ACTIVE SUBSIDIARIES OF THE REGISTRANT
AS OF FEBRUARY 28, 2006

Name	State or Country
Brookwood Companies Incorporated	Delaware